Exhibit 10.9

LEGG MASON, INC.

1996 Equity Incentive Plan

NON-QUALIFIED STOCK OPTION AGREEMENT

Legg Mason, Inc. (the “Company”) hereby grants to you an option to purchase shares of the Company’s Common Stock, $.10 par value (the “Shares”), at $             per share, pursuant to the Legg Mason, Inc. 1996 Equity Incentive Plan (the “Plan”). The date of grant of the option provided hereby shall for all purposes be                     . This option is intended to be a non-qualified stock option for purposes of the Internal Revenue Code.

This option is subject in all respects to the applicable provisions of the Plan, which is incorporated herein by reference and made a part hereof. In addition to the terms, conditions and restrictions set forth in the Plan, all terms, conditions and restrictions set forth in this Agreement, including the following, are applicable to the option granted by this Agreement:

(1) Issuance of the Shares

The Company may postpone the issuance and delivery of any Shares until the completion or amendment of any registration or qualification of the Shares, under any federal or state law, rule or regulation which the Company may determine to be necessary or advisable. In the event that, at the time of issuance of the Shares to you pursuant to exercise of the option provided by this Agreement, there shall not be in effect a current registration statement under the Securities Act of 1933 (the “Act”) with respect to such issuance, you shall, prior to issuance of the Shares to you (a) represent to the Company, in form satisfactory to counsel for the Company, that you are acquiring the Shares for your own account and not with a view to the resale or distribution thereof, and (b) agree that none of the Shares issued to you pursuant to exercise of the option provided hereby may be sold, transferred or otherwise disposed of unless: (i) a registration statement under the Act shall be effective at the time of disposition with respect to the Shares sold, transferred or otherwise disposed of; (ii) the Company shall have received an opinion of counsel or other information and representations, satisfactory to it to the effect that registration under the Act is not required by reason of Rule 144 under the Act or otherwise; or (iii) a “no-action” letter shall have been received from the staff of the Securities and Exchange Commission to the effect that such sale, transfer or other disposition may be made without registration.

(2) Normal Vesting

Except as provided in Section (3) below, vesting shall be in accordance with the vesting schedule provided with this Agreement. To the extent not exercised, installments shall accumulate and be exercisable by you in whole or in part during the exercise period described in Section (4) below.

(3) Accelerated Vesting

(a) If your employment is terminated as a result of your death or “Permanent Disability,” all of your then unvested option rights shall become vested and exercisable on and after the date of the termination of your employment. For purposes of this Agreement, you will be considered to have suffered a “Permanent Disability,” if you are unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in your death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

(b) In the event that a proposed merger, consolidation, sale of assets or tender or exchange offer is not approved by the affirmative vote of 75% or more of the directors who are members of the Company’s Board of Directors prior to the proposal of such merger, consolidation, sale of assets or tender or exchange offer, all of your then unvested option rights shall become immediately vested and exercisable upon: (i) the approval by stockholders of the Company of an agreement to merge or consolidate the Company with or into another corporation (with the Company not surviving) or to sell or otherwise dispose of all or substantially all of its assets and the satisfaction or waiver of all conditions precedent to the closing thereunder; or (ii) a determination by the Board of Directors of the Company that in connection with the proposed tender or exchange offer for voting securities of the Company, any person has become the direct or indirect beneficial owner of securities representing 40% or more of the combined voting power of the Company’s then outstanding securities.

(c) In addition, the Compensation Committee (the “Committee”) of the Board of Directors of the Company or the Board of Directors of the Company may, in its sole discretion, accelerate the vesting of any part or all of the option rights under this Agreement.

(4) Option Exercise Period

This option may not be exercised prior to vesting. Upon the termination of your employment, any options that are not yet vested (after taking into account any accelerated vesting provided for in Section (3) of this Agreement) shall expire immediately. To the extent not exercised, vested options shall expire on                     , unless they expire sooner as provided below:

(a) To the extent not previously exercised, vested options shall expire immediately upon the termination of your employment for cause.

(b) To the extent not previously exercised, vested options shall expire on the first anniversary of the termination of your employment as a result of your death or Permanent Disability.

(c) To the extent not previously exercised, vested options shall expire three months after the termination of your employment for any reason other than the termination of your employment for cause or the termination of your employment as a result of your death or Permanent Disability. In the event of your death during the post-employment exercise period, the exercise period shall be extended to the first anniversary of the termination of your employment.

(5) Transferability

During your lifetime, this option shall be exercisable only by you and shall not be transferable. Any attempt to transfer, assign, pledge, hypothecate or otherwise dispose of, or to subject to execution, attachment or similar process, this option contrary to the provisions of this Agreement and the Plan, shall be void and of no effect, shall give no right to the purported transferee, and shall result in forfeiture of the option involved in such attempt.

(6) Exercise Notice

This option is exercisable solely by written notice to the Company. Each such notice shall:

(a) state the election to exercise the stock option and the number of shares in respect of which it is being exercised;

(b) be signed by you or, in the event of your death or permanent disability, by your personal representative; and

(c) be accompanied by (i) cash, check, bank draft or money order in the amount of the option price payable to the order of the Company or (ii) certificates for shares of the Company’s Common Stock (together with duly executed stock powers) or other written authorization as may be required by the Company to transfer shares of such Common Stock to the Company, with an aggregate value equal to the option price of the Shares being acquired or (iii) a combination of the consideration described in clauses (i) and (ii). You may transfer shares of Common Stock to pay the option price for shares being acquired pursuant to clause (ii) or (iii) above only if such transferred shares (x) were acquired by you in open market transactions or (y) have been owned by you for longer than six months. Unless otherwise determined by the

Committee subsequent to the date of this Agreement, the value of any shares of the Company’s Common Stock delivered in full or partial payment of the option price shall be determined on the basis of the mean between the high and low prices per share on the New York Stock Exchange on the business day preceding the date of delivery of the shares (or the next preceding business day on which trading occurred if there was no trading on the preceding business day).

In addition to the exercise methods described above, you may exercise the option through a procedure whereby you deliver to the Company an irrevocable notice of exercise in exchange for the Company issuing the shares of the Company’s Common Stock subject to the option to a broker previously designated or approved by the Company, which broker may be Legg Mason Wood Walker, Incorporated, (the “Broker”) versus payment of the option price by the broker to the Company, subject to such rules and procedures as the Committee may determine.

For all purposes of the Plan, the date of exercise shall be the date on which notice and any required payment shall have been delivered to the Company. You shall not have any of the rights of a stockholder with respect to any of the Shares subject to this option until the Shares have been issued to you upon the exercise of the option.

(7) Delivery of Notices

Any notice to be given to the Company (including notice of exercise of all or part of a stock option) shall be in writing and either hand delivered or mailed to the Company’s Stock Option Plan Administrator. If mailed, it shall be addressed to the Stock Option Plan Administrator, at 100 Light Street, Baltimore, Maryland 21202, or at such other address as the Company may designate by notice to you. Any notice given to you shall be addressed to you at your address as reflected on the personnel records of the Company, or at such other address as you may designate by notice to the Company. Notice shall be deemed to have been duly delivered when hand delivered or, if mailed, at the close of business on the day such notice is postmarked.

(8) Modification of Agreement

This Agreement may be modified only by the Committee or by the Company’s Board of Directors. No officer or employee of the Company or any of its subsidiaries is authorized to bind the Company to a modification of any of the terms of the Agreement.

LEGG MASON, INC.

By:

Robert F. Price
Senior Vice President,
General Counsel and Secretary

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